Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces Fourth Quarter 2021 Results
Fourth Quarter Net Income Attributable to Common Shareholders of $0.97 Per Share
Fourth Quarter Normalized FFO Attributable to Common Shareholders of $0.49 Per Share
Fourth Quarter Same Property Cash Basis NOI Increased by 4.5% Compared to the Same Period Last Year
Entered into a Definitive Agreement to Acquire Monmouth Real Estate Investment Corporation (NYSE: MNR)

Newton, MA (February 15, 2022): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter ended December 31, 2021.

John Murray, President and Chief Executive Officer of ILPT, made the following statement:

“ILPT finished 2021 with strong leasing momentum, solid financial growth and the announcement of a high quality, strategic acquisition. We entered new and renewal leases and completed rent resets for approximately 1.6 million square feet at weighted average rental rates that were over 15% higher than prior rental rates for the same space with portfolio occupancy reaching 99.2% at year end. We achieved per share Normalized FFO growth of 6.5% and same property cash basis NOI growth accelerated to 4.5% during the fourth quarter. We have a solid balance sheet, strengthened by the sale of six recently acquired properties to our joint venture, at a gain of $11.1 million.

In 2022, ILPT is poised for significant growth from our planned acquisition of Monmouth Real Estate Investment Corporation, which we expect to close in the first quarter. We believe this accretive acquisition creates a stronger ILPT with enhanced scale, additional high quality e-commerce focused mainland properties, and increased geographic and tenant diversity.”

Quarterly Results:

•Net income attributable to common shareholders of $63.2 million, or $0.97 per diluted share.
•Normalized funds from operations, or Normalized FFO, attributable to common shareholders of $31.7 million, or $0.49 per diluted share.

Financial	Three Months Ended
(dollars in thousands, except per share data)	December 31, 2021	December 31, 2020	Change
Net income attributable to common shareholders per share	$0.97	$0.62	56.5%
Normalized FFO attributable to common shareholders per share	$0.49	$0.46	6.5%
Net operating income (NOI)	$43,771	$46,659	(6.2)%
Same property cash basis NOI	$38,756	$37,092	4.5%

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended December 31, 2021 and 2020 appear later in this press release. Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI for the quarters ended December 31, 2021 and 2020, also appear later in this press release.

Three Months Ended
Leasing Activity	December 31, 2021
Leasing activity for new and renewal leases and rent resets (square feet)	1,564,000
Weighted average lease term for new and renewal leases (by square feet)	10.2 years
Weighted average rental rate change versus prior rental rate for same space (by square feet)	15.1%
Commitments for leasing capital and concessions for new and renewal leases (per square foot per year)	$0.28

	As of
Occupancy	December 31, 2021	September 30, 2021	December 31, 2020
Occupancy	99.2%	99.0%	98.4%
Same property occupancy	99.2%	98.9%	98.4%

Acquisition and Financing Activities:

•As previously announced, in November 2021, ILPT entered into an agreement and plan of merger to acquire all of the outstanding shares of Monmouth Real Estate Investment Corporation (NYSE: MNR), or Monmouth, for $21.00 per Monmouth share in cash, in a transaction valued at approximately $4.0 billion, including the assumption of existing Monmouth mortgage debt, as well as transaction costs, or the Monmouth Transaction. The Monmouth Transaction will add 126 new, Class A, single tenant, net leased, e-commerce focused industrial properties containing over 26 million square feet with a weighted average remaining lease term of approximately eight years to ILPT’s portfolio. ILPT intends to finance the Monmouth Transaction by entering into a joint venture with one or more institutional investors for equity investments, and with proceeds from new mortgage debt and the assumption of existing Monmouth mortgage debt. Depending on the ultimate amount of the joint venture equity investments, ILPT may also use proceeds from the sale of some of Monmouth’s properties to finance the Monmouth Transaction. In addition, in connection with the financing of the Monmouth Transaction, ILPT has obtained commitments from lenders to make a bridge loan of up to $4.0 billion available to it. The Monmouth Transaction is subject to the satisfaction of conditions, including the receipt of requisite approval by Monmouth’s stockholders, and is expected to close in the first quarter of 2022.
•As previously announced, in December 2021, ILPT sold six recently acquired properties to its existing joint venture for an aggregate sales price of approximately $205.8 million. ILPT received proceeds from the investors, who own an aggregate of 78% equity interest in the joint venture, for an aggregate amount of $160.5 million and recognized a net gain on sale of $11.1 million. The sale resulted in an increase in ILPT’s investment in the joint venture, in which it owns a 22% equity interest, of $45.3 million. ILPT used the proceeds from this transaction to reduce amounts outstanding under its $750.0 million unsecured revolving credit facility.

Liquidity:

•As of December 31, 2021, ILPT had approximately $29.4 million of cash and cash equivalents, and $568.0 million available to borrow under its revolving credit facility.

Conference Call:

On Wednesday, February 16, 2022 at 10:00 a.m. Eastern Time, John Murray, Chief Executive Officer, Richard Siedel, Chief Financial Officer, and Yael Duffy, Chief Operating Officer, will host a conference call to discuss ILPT’s fourth quarter 2021 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, February 23, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 9127484.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s fourth quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Fourth Quarter 2021 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties that serve the growing needs of e-commerce. As of December 31, 2021, ILPT’s portfolio consisted of 288 properties containing 34 million rentable square feet in 31 states. More than 70% of ILPT’s annual rental revenues are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $33 billion in assets under management as of December 31, 2021 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in ILPT’s consolidated statements of income. ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders and a reconciliation of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Rental income	$56,496	$60,081	$219,874	$254,575

Expenses:
Real estate taxes	7,781	8,406	30,134	35,185
Other operating expenses	4,944	5,016	18,678	20,749
Depreciation and amortization	13,396	15,215	50,598	70,518
Acquisition and certain other transaction related costs	486	22	1,132	200
General and administrative	4,006	4,723	16,724	19,580
Total expenses	30,613	33,382	117,266	146,232

Gain on sale of real estate	11,114	23,996	12,054	23,996
Interest income	—	—	—	113
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $506, $588, $2,022 and $2,481, respectively)	(9,157)	(11,009)	(35,625)	(51,619)
Gain on early extinguishment of debt	—	—	—	120
Income before income tax expense and equity in earnings of investees	27,840	39,686	79,037	80,953
Income tax expense	(96)	(75)	(273)	(277)
Equity in earnings of investees	35,463	529	40,918	529
Net income	63,207	40,140	119,682	81,205
Net loss attributable to noncontrolling interest	—	175	—	866
Net income attributable to common shareholders	$63,207	$40,315	$119,682	$82,071

Weighted average common shares outstanding - basic	65,212	65,139	65,169	65,104
Weighted average common shares outstanding - diluted	65,231	65,152	65,211	65,114

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.97	$0.62	$1.83	$1.26

Industrial Logistics Properties Trust

Funds from Operations Attributable to Common Shareholders and Normalized Funds from Operations Attributable to Common Shareholders (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Net income attributable to common shareholders	$63,207	$40,315	$119,682	$82,071
Depreciation and amortization	13,396	15,215	50,598	70,518
Equity in earnings of unconsolidated joint venture	(35,463)	(529)	(40,918)	(529)
Share of FFO from unconsolidated joint venture	1,202	556	4,823	556
Gain on sale of real estate	(11,114)	(23,996)	(12,054)	(23,996)
FFO adjustments attributable to noncontrolling interest	—	(1,384)	—	(7,656)
FFO attributable to common shareholders	31,228	30,177	122,131	120,964
Acquisition and certain other transaction related costs	486	22	1,132	200
Gain on early extinguishment of debt	—	—	—	(120)
Normalized FFO attributable to common shareholders	$31,714	$30,199	$123,263	$121,044

Weighted average common shares outstanding - basic	65,212	65,139	65,169	65,104
Weighted average common shares outstanding - diluted	65,231	65,152	65,211	65,114

Per common share data (basic and diluted):
FFO attributable to common shareholders	$0.48	$0.46	$1.87	$1.86
Normalized FFO attributable to common shareholders	$0.49	$0.46	$1.89	$1.86
Distributions declared	$0.33	$0.33	$1.32	$1.32

(1)      ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and equity in earnings of an unconsolidated joint venture, plus real estate depreciation and amortization of consolidated properties and its proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown above including similar adjustments for ILPT’s unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in the agreements governing ILPT’s debt, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and ILPT’s dividend yield compared to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Calculation of NOI and Cash Basis NOI:
Rental income	$56,496	$60,081	$219,874	$254,575
Real estate taxes	(7,781)	(8,406)	(30,134)	(35,185)
Other operating expenses	(4,944)	(5,016)	(18,678)	(20,749)
NOI	43,771	46,659	171,062	198,641
Non-cash straight line rent adjustments included in rental income	(1,590)	(2,858)	(7,263)	(9,041)
Lease value amortization included in rental income	(256)	(185)	(781)	(791)
Lease termination fees included in rental income	—	—	(512)	—
Cash Basis NOI	$41,925	$43,616	$162,506	$188,809

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$63,207	$40,140	$119,682	$81,205
Equity in earnings of investees	(35,463)	(529)	(40,918)	(529)
Income tax expense	96	75	273	277
Income before income tax expense and equity in earnings of investees	27,840	39,686	79,037	80,953
Gain on early extinguishment of debt	—	—	—	(120)
Interest expense	9,157	11,009	35,625	51,619
Gain on sale of real estate	(11,114)	(23,996)	(12,054)	(23,996)
Interest income	—	—	—	(113)
General and administrative	4,006	4,723	16,724	19,580
Acquisition and certain other transaction related costs	486	22	1,132	200
Depreciation and amortization	13,396	15,215	50,598	70,518
NOI	43,771	46,659	171,062	198,641
Non-cash straight line rent adjustments included in rental income	(1,590)	(2,858)	(7,263)	(9,041)
Lease value amortization included in rental income	(256)	(185)	(781)	(791)
Lease termination fees included in rental income	—	—	(512)	—
Cash Basis NOI	$41,925	$43,616	$162,506	$188,809

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$56,496	$60,081	$219,874	$254,575
Real estate taxes	(7,781)	(8,406)	(30,134)	(35,185)
Other operating expenses	(4,944)	(5,016)	(18,678)	(20,749)
NOI	43,771	46,659	171,062	198,641
Less:
NOI of properties not included in same property results	(3,273)	(6,771)	(10,458)	(41,504)
Same Property NOI	$40,498	$39,888	$160,604	$157,137

Calculation of Same Property Cash Basis NOI (2)(3):
Same Property NOI	$40,498	$39,888	$160,604	$157,137
Less:
Non-cash straight line rent adjustments included in rental income	(1,491)	(2,627)	(6,846)	(6,705)
Lease value amortization included in rental income	(251)	(169)	(773)	(682)
Lease termination fees included in rental income	—	—	(512)	—
Same Property Cash Basis NOI	$38,756	$37,092	$152,473	$149,750

(1)See footnote (1) on page 6 of this press release for the definitions of NOI and Cash Basis NOI and page 4 for a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)For the three months ended December 31, 2021 and 2020, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of December 31, 2021 and that it owned continuously since October 1, 2020 and exclude 18 properties owned by an unconsolidated joint venture in which ILPT owns a 22% interest.

(3)    For the year ended December 31, 2021 and 2020, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of December 31, 2021 and that it owned continuously since January 1, 2020 and exclude 18 properties owned by an unconsolidated joint venture in which ILPT owns a 22% interest.

Industrial Logistics Properties Trust

Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	December 31,	December 31,
	2021	2020
ASSETS
Real estate properties:
Land	$699,037	$709,099
Buildings and improvements	1,049,796	1,099,971
Total real estate properties, gross	1,748,833	1,809,070
Accumulated depreciation	(167,490)	(141,406)
Total real estate properties, net	1,581,343	1,667,664
Investment in unconsolidated joint venture	143,021	60,590
Acquired real estate leases, net	63,441	83,644
Cash and cash equivalents	29,397	22,834
Rents receivable, including straight line rents of $69,173 and $62,753, respectively	75,877	69,511
Deferred leasing costs, net	8,883	4,595
Debt issuance costs, net	804	1,477
Due from related persons	—	2,665
Other assets, net	5,792	2,765
Total assets	$1,908,558	$1,915,745

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$182,000	$221,000
Mortgage notes payable, net	646,124	645,579
Assumed real estate lease obligations, net	12,435	14,630
Accounts payable and other liabilities	16,281	14,716
Rents collected in advance	8,394	7,811
Security deposits	3,097	6,540
Due to related persons	2,185	2,279
Total liabilities	870,516	912,555

Commitments and contingencies

Shareholders' Equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,404,592 and 65,301,088 shares issued and outstanding, respectively	654	653
Additional paid in capital	1,012,224	1,010,819
Cumulative net income	343,908	224,226
Cumulative common distributions	(318,744)	(232,508)
Total shareholders' equity	1,038,042	1,003,190
Total liabilities and shareholders' equity	$1,908,558	$1,915,745

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:
•Mr. Murray states that ILPT finished 2021 with strong leasing momentum and solid financial growth and he references growth in Normalized FFO and same property cash basis NOI. These statements may imply that ILPT will achieve similar or better results in the future. However, ILPT’s business is subject to various risks, and leasing activity and occupancy depend on various factors, including the timing of lease expirations, leasing demand at ILPT’s properties, ILPT’s ability to successfully compete for tenants and other economic and market conditions. As a result, ILPT may not achieve similar or expected results in the future,
•Mr. Murray states that in 2022, ILPT is poised for significant growth from its planned acquisition of Monmouth, which ILPT expects to close in the first quarter of 2022, and that ILPT believes that this accretive acquisition creates a stronger ILPT with enhanced scale, additional high quality e-commerce focused mainland properties, and increased geographic and tenant diversity. The Monmouth Transaction is subject to the satisfaction of conditions, including the receipt of requisite approval by Monmouth’s stockholders. ILPT cannot be sure that these conditions will be satisfied. Accordingly, the Monmouth Transaction may not close when expected or at all, or the terms of the Monmouth Transaction may change. Even if the Monmouth Transaction closes, it may not be accretive for many reasons, including, but not limited to, ILPT’s ability to finance the Monmouth Transaction or to sell its or Monmouth’s properties on attractive terms, the performance of ILPT’s or Monmouth’s portfolio and the impact of asset sales,
•This press release states that ILPT intends to finance the Monmouth Transaction by entering into a joint venture with one or more institutional investors for equity investments, and with proceeds from new mortgage debt and the assumption of existing Monmouth mortgage debt, and that ILPT has obtained commitments from lenders to make a bridge loan available to it. However, ILPT may not be able to enter into such joint venture or obtain such equity investments on favorable terms, and ILPT may not be able to find alternative financing in the expected amount and/or on as favorable terms, if at all. In addition, there are conditions to the funding of the bridge loan facility that may not be satisfied. In the event any of these funds are not available or are available in less than the full amount anticipated, or if ILPT is unable to repay the amounts outstanding under the bridge loan facility prior to its expiration, ILPT will be required to seek alternative financing, and ILPT’s available cash flow to fund working capital, capital expenditures, acquisitions and other business activities may be reduced. In such event, the alternative financing may be more expensive and the expected benefits of the Monmouth Transaction could be reduced or eliminated, and

•This press release states that ILPT may use proceeds from the sale of some of Monmouth properties to finance the Monmouth Transaction. ILPT may not succeed in selling properties it may identify for sale in connection with the long term financing of the Monmouth Transaction and any proceeds ILPT may receive from any such sales ILPT does complete may be less than expected, and ILPT may incur losses with respect to any such sales.
The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Director, Investor Relations
(617) 658-0776
(END)